Agreement Date February 26, 2016

LOAN AGREEMENT (ACH Repayment)

between OLD MAIN CAPITAL, LLC and the Borrower listed below ("Borrower").

BORROWER INFORMATION

Borrower (Business Name): EPIC STORES, LLC D/B/A Epic Thrift Stores

Owner (Guarantor): Epic Stores Corp., a Nevada Corporation

Type of entity: Limited Liability Company State of incorporation/organization: Nevada Date business started: 2011

Business Address: 20805 N 19th Avenue - Suite 2

City: Phoenix state: Arizona Zip: 85027 Federal ID#: 38-3955110

Credit Card Processor: --------- Processor Phone #: ---------

LOAN TERMS

For value received, Borrower hereby promises to pay and deliver to OLD MAIN CAPITAL, LLC, the repayment amount, (as set forth below and together with any additional charges as set forth herein, collectively, the "Repayment Amount") in lawful money of the United States. The Repayment Amount shall be paid to OLD MAIN CAPITAL, LLC by Borrower's irrevocably authorizing only one depositing account acceptable to OLD MAIN CAPITAL, LLC (the "account") to remit the Specific Daily Repayment Amount specified below (the "Specific Daily: Repayment Amount ") until such time as OLD MAIN CAPITAL, LLC receives payment in full of the Repayment Amount, Borrower hereby authorizes OLD MAIN CAPITAL, LLC to ACH Debi t the specified remittances from the Borrower's bank account on a daily basis and will provide OLD MAIN CAPITAL, LLC with all required access codes. Borrower understands that it is responsible for ensuring that the Specific Daily Repayment Amount to be debited by OLD MAIN CAPITAL, LLC remains in the account and will be held responsible for any charges incurred by OLD MAIN CAPITAL, LLC resulting from a rejected ACH attempt, not sufficient funds, Bank Default Charge, blocked account or an event of default (Default Charge)(See Appendix A). OLD MAIN CAPITAL, LLC is nor responsible for any overdrafts or rejected transactions that may result from OLD MAIN CAPITAL, LLC" ACH debiting the Specific Daily Repayment Amount under the terms of this agreement. OLD MAIN CAPITAL, LLC will debit the Specific Daily Repayment Amount each business day, OLD MAIN CAPITAL, LLC may, upon Borrower's request, extend the time for any payment due under this Agreement for such lime as OLD MAIN CAPITAL, LLC, in its sole discretion, deems appropriate. Notwithstanding anything to the contrary in this Agreement or any other agreement between OLD MAIN CAPITAL, LLC and its participants and Borrower, upon the occurrence of an Event of Default under Section 3 of the LOAN AGREEMENT TERMS AND CONDITIONS, the Repayment Amount shall be increased as set forth herein.

Loan Amount $200,000.00* Repayment Amount: $256,000.00 Specific Dally Repayment Amount $1,741.50

Additional Documentation and Details: *Less origination fee Items needed: latest merchant processing statement

THE TERMS, DEFINITIONS, CONDITIONS AND INFORMATION SET FORTH IN THE ·LOAN AGREEMENT TERMS AND CONDITIONS", THE "SECURITY AGREEMENT AND GUARANTY", THE "NOTE" AND "ADMINISTRATIVE FORM" ARE HEREBY INCORPORATED IN AND MADE A PART OF THIS AGREEMENT

BORROWER EPIC STORES, LLC D/B/A Epic Thrift Store /s/ Brian Davidson Brian Davidson, Managing Member	OWNER/GUARANTOR #1 EPIC STORES CORP. A Nevada Corporation /s/ Brian Davidson Driver’s License # D05846713 Mobile Phone # 702-351-2209	OLD MAIN CAPITAL, LLC /s/ Mark Rozeboom Mark Rozeboom, CEO

Each of above signed Borrower and Owner/Guarantor represents that he/she/it is authorized to sign this Agreement for Borrower and/or Owner/Guarantor that the information provided herein and in all of OLD MAIN CAPITAL, LLC’ s forms is true, accurate and complete in all respects. OLD MAIN CAPITAL, LLC may produce a monthly statement reflecting the delivery of the Specific Daily Repayment Amount from Borrower via Bank.

ANY MISREPRESENTATION MADE BY BORROWER OR ANY OWNER/GUARANTOR IN CONNECTION WITH THIS AGREEMENT MAY CONSTITUTE A SEPARATE CAUSE OF ACTION FOR FRAUDULENT INDUCEMENT TO PROVIDE FINANCING.

I. LOAN AGREEMENT TERMS AND CONDITIONS

1.1	Borrower Deposit Agreement Borrower shall execute an agreement (the "Borrower Deposit Agreement") acceptable to OLD MAIN CAPITAL, LLC, with a Bank acceptable to OLD MAIN CAPITAL, LLC, to obtain electronic fund transfer services. Borrower, shall provide Old Main Capital, LLC and/or its authorized agent with all of the information, authorizations and password, necessary for verifying Borrower's receivables, receipts and deposits into the account. Borrower shall authorize OLD MAIN CAPITAL, LLC and/or it’s. Agent to deduct the amounts owed to OLD MAIN CAPITAL, LLC for the Repayment Amount from electronic check transactions and to pay, such amounts to OLD MAIN CAPITAL, LLC by permitting OLD MAIN CAPITAL, LLC to withdraw the Specific Daily Repayment Amounts by ACH debiting of the account. The authorization shall be irrevocable without the written consent of OLD MAIN CAPITAL, LLC.

1.2	Terms of Agreement. This Agreement, shall have a term which shall expire on date of full payment to OLD MAIN CAPITAL, LLC of the Repayment Amount. Upon the expiration of the term, if the repayment Amount has not been paid to OLD MAIN CAPITAL, LLC, this Agreement shall automatically renew for successive three (3) month term, until the Repayment Amount has been fully paid. The termination of this Agreement shall not affect Borrower’s responsibility to satisfy all outstanding obligations (including; the Loan Amount and accrued interest) to OLD MAIN CAPITAL, LLC at the time of termination.

1.3	Additional Loans. OLD MAIN CAPITAL, LLC reserves the right to rescind the offer to make additional loans hereunder, in its sole discretion.

1.4	Financial Condition. Owner/Guarantor and Borrower authorize OLD MAIN CAPITAL, LLC, its agents and representatives and any credit reporting agency engaged by Old Main Capital, LLC to investigate their creditworthiness , financial responsibility and history, and they agree to provide OLD MAIN CAPITAL, LLC any financial, statements, tax returns, references, or other financial information, a. OLD MAIN CAPITAL, LLC Deems necessary prior to or after execution of this Agreement. A photocopy of this authorization will be deemed acceptable for release of credit and financial information. Borrower and Owner/Guarantor authorize OLD MAIN CAPITAL, LLC to update their credit and financial profile from time to time in the future, as OLD MAIN CAPITAL, LLC deems appropriate. An investigative or consumer report may be made in connection with this Agreement.

1.5	Transactional History. Borrower authorizes their Bank to provide OLD MAIN CAPITAL, LLC with Borrower's banking history.

1.6	Indemnification. Borrower and each Owner/Guarantor jointly and severally indemnify and hold harmless Bank, its officers, directors; its shareholders against all losses, damages, liabilities and expenses (including reasonable attorneys fee,) incurred by Bank resulting from claims asserted by OLD MAIN CAPITAL, LLC for monies owed to OLD MAIN CAPITAL, LLC from Borrower and (b) actions taken by Bank in reliance upon information or instruction’s provided by OLD MAIN CAPITAL, LLC.

1.7	No Liability. In no event will Bank or OLD MAIN CAPITAL, LLC not any Participants be liable for any claims asserted by Borrower under any legal theory for lost profits, lost revenues, lost business opportunities, exemplary, punitive, special, incidental, indirect or consequential damages, each of which is waived by Borrower and Owner/Guarantor.

1.8	Reliance on Terms. Section 1.1, 1.6, 1.7, 2.4, and 4.6 of this Agreement arc agreed to for the benefit of Borrower, OLD MAIN CAPITAL, LLC and its Participants and Bank, and notwithstanding the fact that Bank is nor a party of this Agreement, Bank may rely upon their terms and raise them as a defense in any action.

1.9	Savings Clause. In no event shall the aggregate amount of interest charged or collected hereunder exceed the highest rate permissible at law. In the event that a court determines that OLD MAIN CAPITAL, LLC has charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by applicable law and OLD MAIN CAPITAL, LLC shall promptly refund to Borrower any interest received by OLD MAIN CAPITAL, LLC in excess of the maximum lawful rate, it being intended that Borrower not Pay or contract to pay, and that OLD MAIN CAPITAL, LLC not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrower under applicable law.

1.10	Power of Attorney irrevocably appoint OLD MAIN CAPITAL, LLC as its agent and attorney in-fact with full authority to take any action or execute any instrument or document to settle all obligations due to OLD MAIN CAPITAL, LLC from Bank, or upon the occurrence of an Event of Default under Section 4 hereof. to settle all obligations due to OLD MAIN CAPITAL, LLC from Borrowers, under this Agreement, including without limitation (i) to collect monies due or to become due under or in respect of any of the Collateral (as defined in the Security Agreement and Guaranty); (ii) to receive, endorse, and collect any checks, notes, draft, instruments, documents or chattel paper in connection with clause(i) above; (iii) to sign Borrowers name on any invoice, bill of lading, or assignment directing customers or account debtors to make payment directly to OLD MAIN CAPITAL, LLC; and (iv) to file any claims or take any action or institute: any proceedings which OLD MAIN CAPITAL, LLC may deem necessary for the collection of any of the unpaid Repayment Amount from the Collateral or otherwise to enforce its rights with respect to payment of the Repayment Amount.

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1.11	Protection of information. Borrower and each person signing this Agreement on behalf of Borrower and/or a, Owner/Guarantor.in respect of itself, himself or herself. authorizes OLD MAIN CAPITAL, LLC to disclose to any third party information concerning Borrower's and each Owner's/Guarantor's credit standing (including Credit bureau reports that OLD MAIN CAPITAL, LLC obtains) and business conduct. Borrower and each Owner/Guarantor hereby waives to the maximum extent permitted by law any claim for damages against OLD MAIN CAPITAL, LLC or any of its affiliates and participates relating to any (i) investigation undertaken by or on behalf of OLD MAIN CAPITAL, LLC as permitted by this Agreement ; or (ii) Disclosure of information a, permitted by this Agreement.

1.12	Confidentiality. Borrower understands and agrees that the terms and condition, of the products and service, offered by OLD MAIN CAPITAL, LLC. Including this Loan Agreement, the Security Agreement and Guaranty and any other OLD MAIN CAPITAL, LLC document (collectively, "Confidential Information"} an: proprietary and confidential information of OLD MAIN CAPITAL, LLC. Accordingly, unless disclosure is required by law or court order, Borrower shall not disclose Confidential Information to any person other than an attorney, accountant, financial advisor or employee of Borrower who need, to know such information for the purpose of advising Borrower ("Advisor"), provided said, advisor uses such information solely for the purpose of advising Borrower and first agrees in writing to be bound by the terms of this Section 1.12.

1.13	Publicity. Borrower and each Owner/Guarantor authorizes OLD MAIN CAPITAL, LLC to use its, his or her name in a listing of clients and in advertising and marketing materials.

1.14	D/B/A. Borrower hereby acknowledges and agrees that OLD MAIN CAPITAL, LLC may be wing "doing business as," or "dba/a" names in connection with various, matters relating to the transaction between OLD MAIN CAPITAL, LLC and Borrower, including the filing of UCC-1 financing statements and other notices or filings.

1.15	Delivery of Confession of Judgment Upon execution of this Agreement, if required by OLD MAIN CAPITAL, LLC, Borrower shall deliver to OLD MAIN CAPITAL, LLC an executed Confession of Judgment, in the form provided by OLD MAIN CAPITAL, LLC in favor of OLD MAIN CAPITAL, LLC in the amount as set forth on the Confession of Judgment.

II. REPRESENTATIONS, WARRANTIES AND COVENANTS Borrower and each Owner/Guarantor represents, warrants and covenants that as of this date and during the term of this Agreement:

2.1	Financial Condition and Financial Information. Its financial information, copies of which have been furnished to OLD MAIN CAPITAL, LLC, and future financial information which will be furnished hereafter at the request of OLD MAIN CAPITAL, LLC, fairly represents the financial condition of Owner/Guarantor and Borrower at such dates, and since those dates there has been no material adverse change, financial or otherwise, in such condition, operation or ownership of Borrower. Borrower has a continuing, affirmative obligation to advise OLD MAIN CAPITAL, LLC of any material adverse change in its financial condition, operation or ownership. Borrower's failure to do so is a material breach of this Agreement.

2.2	Governmental Approvals. Borrower is in compliance and shall comply with all laws and has, valid permit, authorizations and licenses to own, operate and lease its properties and to conduct the business in which it is presently engaged.

2.3	Authorization. Borrower, and the person (s} signing this Agreement on behalf of Borrower, have full power and authority to execute this Agreement and to incur and perform the obligations under this Agreement, all of which have been duly authorized..

2.4	Borrower Processing Agreement and Arrangement. Without OLD MAIN CAPITAL, LLC's prior written consent, Borrower will not :(i) change its financial institution or bank account(s};(ii) change its credit card processor; or (iii) any other action that could have any adverse effect upon Borrower's obligations under this Agreement. Any such change, action or inaction shall be a material breach of this Agreement.

2.5	Change of Name, Location or Jurisdiction of Organization. Borrower will not conduct Borrower's business under any name other than: as disclosed to the Bank and OLD MAIN CAPITAL, LLC. Change any of it places of business, or change its jurisdiction of organization

2.6	Estoppel Certificate Borrower will at any time, and from time to time, upon at least one (I ) Day's prior notice from OLD MAIN CAPITAL, LLC to Borrower acknowledge and deliver to OLD MAIN CAPITAL, LLC and/or to any other person, firm or corporation specified by OLD MAIN CAPITAL, LLC. A statement certifying that this Agreement is unmodified and in full force and effect (or, if there have been modifications that the same is in full force and effect as modified and stating the modifications) and stating the dates which the Repayment Amount or any portion thereof has been applied.

2.7	No Bankruptcy. as of the date of this Agreement, Borrower has not filed any petition for bankruptcy protection under Title 11 of the United States Code and there has been no involuntary petition brought or pending against Borrower. Borrower further warrants that it does not anticipate filing any such bankruptcy petition and it does not anticipate that an involuntary petition will be filed against it.

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2.8	STRUCK OUT

2.9	Unencumbered Receipts. Borrower has good and marketable title to all Receipts, free and clear of any and all liabilities, liens, claims, changes, restrictions, conditions, options, rights, mortgages, security i interest, equities, pledges and encumbrances of any kind or nature: whatsoever or any other rights or intentions that may be inconsistent with transactions contemplated with, or adverse to the interest of OLD MAIN CAPITAL, LLC.

2.10	Business Purpose. Borrower is a valid business in good standing under the laws of the jurisdictions in which, it is organized and/or operates, and Borrower is entering into this Agreement for business purposes and not as a consumer for personal, family or household purposes.

2.11	Default Under Other Contracts. Borrower's execution of or performance under this Agreement will not cause or create an event of default by Burrower under any contract with another person or entity.

2.12	Sale of Business. Borrower shill not sell, dispose. transfer or otherwise convey its business or assets without: (i) the express prior written consent of OLD MAIN CAPITAL, LLC, and (ii) the written agreement of any purchases or transferee assuming all of Borrower’s obligations under this Agreement pursuant to documentation satisfactory to OLD MAIN CAPITAL, LLC

2.13	Use of Proceeds. Borrower will conduct in business and use the Loan Amount in the ordinary course of its business, consistent with past practice unless otherwise as specifically set forth herein

III. EVENTS OF DEFAULT AND REMEDIES

3.1	Events of Default In addition to as otherwise set forth in this Agreement and/or the Security Agreement, the occurrence of any of the following events shall constitute an "Event of Default" hereunder: (a) Borrower or Owner / Guarantor violates any term, covenant or condition in the Agreement, the Note or the Security Agreement and Guaranty; (b) any representation or warranty by Borrower or Owner/Guarantor in the, Agreement .the Note or the Security Agreement and Guaranty shall prove to have been incorrect, incomplete, false or misleading in any material respect when made; (c) Borrower or Owner / Guarantor admits its inability to pay its debts, or makes a general assignment for the benefit of creditors; or any proceeding shall be instituted by or :against Owner / Guarantor asking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, or composition of it or it debts; (d) Owner/ Guarantor sends a notion: of recrimination of the Security Agreement and Guaranty; (c) Borrower suspends, dissolves or terminates its business; (0 Borrower sells all or substantially all of its assets; (g) Borrower makes or sends notice of any intended bulk sale or transfer by Borrower; (h) Borrower performs any act that encumbers the cash flow of the business placing undue stress on the viability of the operations and reduces value of the Collateral or the security interest granted in the Collateral under the Security Agreement and Guaranty; (i) Owner / Guarantor performs any act that reduces the value of the Additional Collateral {as defined in the Security Agreement and Guarantee) or the security interest granted in the Additional Collateral under the Security Agreement and Guaranty; (j) Borrower or Owner/Guarantor performs any act that reduces; the value of the Cross Collateral (:as defined in the Security Agreement and Guarantee); (Borrower or any Owner/Guarantor files any petition for bankruptcy under the United States code or an involuntary petition for bankruptcy has been brought or is pending against Borrower or any Owner / Guarantor; or (l) Borrower or Owner/Guarantor defaults under any of the terms, covenants and conditions of any Other agreement which OLD MAIN CAPITAL, LLC including those with affiliated / associated businesses.

3.2	Remedies. Upon the occurrence of an Event of Default that is not waived pursuant to this agreement, OLD MAIN CAPITAL, LLC may proceed to protect and enforce its rights or remedies by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein, or to enforce the discharge of Borrowers and Owner's/Guarantor's obligations hereunder, under the Security Agreement and Guaranty, or pursuant to any other legal or equitable right or remedy·· Upon OLD MAIN CAPITAL, LLC's notice to Borrower of any Event of Default, the entire Repayment Amount and unpaid charges not already paid to OLD MAIN CAPITAL, LLC shall become immediately due and payable to OLD MAIN CAPITAL, LLC. In addition, upon an Event of Default: (i) OLD MAIN CAPITAL, LLC may enforce the provisions of the Security Agreement and Guaranty .against the borrower and Owner/Guarantor; (ii) OLD MAIN CAPITAL, LLC may enforce its security interest in the Collateral, the Additional Collateral and the Cross-Collateral; (iii) OLD MAIN CAPITAL, LLC may debit Borrower's depository accounts wherever situated by means of ACH debit or facsimile signature on a computer generated check drawn on Borrower's bank account or otherwise; (iv) OLD MAIN CAPITAL, LLC may enter the Confession of Judgment as a judgment with the appropriate Clerk of Court and execute thereon. All rights, powers and remedies of OLD MAIN CAPITAL, LLC in connection with this Agreement and the Security Agreement and Guaranty may be exercised at any time by OLD MAIN CAPITAL, LLC after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

3.3	Costs. Borrower and Owner/Guarantor shall pay to OLD MAIN CAPITAL, LLC all reasonable- costs associated with; (a) a breach by Borrower or Owner/Guarantor of the representations, warranties and covenants in this Agreement and the Security Agreement and Guaranty and the enforcement thereof, and b) the enforcement of OLD MAIN CAPITAL, LLC's remedies set forth in Section 3.2 above, including but not, limited to court costs and attorneys' fees.

3.4	Required Notifications. Borrower and Owner/ Guarantor are required to give OLD MAIN CAPITAL, LLC written notice within 24 hours of any filing by Borrower or Owner/Guarantor under Title 11 of the United States Code, Borrower is required to give OLD MAIN CAPITAL, LLC seven (7) days' written notice prior to the closing of any sale of all or substantially all of the Borrower’s assets or stock. Borrower is required to give OLD MAIN CAPITAL, LLC fourteen (14) days' written notice prior to the Suspension, dissolution, or termination its business.

3.5	Default Charge. Upon the Occurrence of any Event of Default, and written notice to Borrower thereof, Borrower shall pay to OLD MAIN CAPITAL, LLC a default charge (*Default Charge) of $5,000. This Default Charge shall be payable on demand and stand in addition to any other charges or penalties outlined within this Agreement, the Security Agreement or Guaranty.

3.6	Bank Default Charge. Borrower shall pay to Old Main Capital, LLC $2,500.00 ("Bank Default Charge") in the event that Borrower (i) uses multiple Bank accounts for Deposits without the prior written consent of OLD MAIN CAPITAL, LLC. (ii) Changes its Bank and/or bank account without the prior written consent of Old Main Capital, LLC; or {iii) BLOCKS or otherwise restricts its authorized bank accounts from our debit ACH. Such Bank Default Charge (i) shall be due and payable to OLD MAIN CAPITAL, LLC on demand, (ii) is not exclusive of and is cumulative with, any other charge or amount paid or payable to OLD MAIN CAPITAL, LLC by Borrower pursuant to this Agreement or the Security Agreement and Guaranty; (iii) shall constitute an Event of Default; and (iv) shall not be construed as a waiver of any Event of Default hereunder or under the Security Agreement and Guaranty or as otherwise operating to reduce or limit OLD MAIN CAPITAL, LLC's rights or remedies provided for hereunder, under the Security Agreement and Guaranty or at law or in equity.

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IV. MISCELLANEOUS

4.1	Modifications Agreements. No modification, amendment, waiver or consent of any provision of this Agreement or the Security Agreement and Guarantee shall be effective unless the same shall be, in writing and signed by OLD MAIN CAPITAL, LLC.

4.2	Assignment. OLD MAIN CAPITAL, LLC may assign, transfer or sell its right, to receive the Loan Amount and any accrued but unpaid interest or delegate its duties hereunder, either in whole or in part.

4.3	Notices. All notices requests, consent, demands and other communications hereunder and under the Burrower Security Agreement and Guarantee shall be delivered by ordinary mail, effective upon mailing to the respective patties to this Agreement and the Security Agreement and Guaranty at the address set forth in this Agreement and shall become effective only upon receipt. The Panics hereto may also send such notices, requests, consent, demands, and other communications via facsimile (FAX") or demonic mail (Email") at the FAX number and Email address communicated by the parties hereto in writing.

4.4	Waiver Remedies. No failure on the part of OLD MAIN CAPITAL, LLC to exercise, and no delay in exercising. Any right under this Agreement or the Security Agreement and Guaranty shall operate as a waiver thereof. Nor shall any single or partial exercise of any right under this Agreement or the Security Agreement and Guarantee preclude any other or further exercise thereof or the exercise of any other right. The remedies provided hereunder and under the Security Agreement and Guaranty arc cumulative and not exclusive of any remedies provided by law or equity.

4.5	Solicitations. Borrower and each Owner/ Guarantor authorizes OLD MAIN CAPITAL, LLC and its affiliates to communicate with solicit and /or market to Borrower and each Owner/Guarantor via regular mail, telephone, email and facsimile in connection with the provision of goods or services by OLD MAIN CAPITAL, LLC, its affiliates or any third party that OLD MAIN CAPITAL, LLC shares, transfers, exchanges, discloses or provides information with and will hold OLD MAIN CAPITAL, LLC, its affiliates and such third parries harmless against any and all claims pursuant to the federal CAN-SPAM ACT of 2003 (Controlling the Assault of Non- Solicited Pornography and Marketing Act of 2003), the Telephone Consumer Protection Act ACT), and any and all other stales of federal laws relating to transmissions or solicitations by and any of the methods described above.

4.6	Binding Effect; Governing Law, Venue and Jurisdiction. This Agreement and the Security Agreement and Guaranty shall be binding upon the inure to the benefit of Borrower, Owner/ Guarantor, OLD MAIN CAPITAL, LLC and their respective successors assigns, except that Borrower and Owner/Guarantor shall not have the right to assign their right,; hereunder, under the Security Agreement and Guaranty or any interest herein or therein without die prior written consent of OLD MAIN CAPITAL, LLC which consent may be withheld in OLD MAIN CAPITAL, LLC's sole discretion. OLD MAIN CAPITAL, LLC reserves the rights to assign this Agreement and the Security Agreement and Guarantee with or without prior written notice to Borrower and Owner/Guarantor. This Agreement and the Security Agreement and Guarantee shall govern by and construed in accordance with the laws of the State of Virginia without regards to any applicable principles of conflicts of law. Any suit, action or proceeding arising hereunder or under the, Security Agreement and Guarantee, or the interpretation, performance or breech hereof of, shall, if OLD MAIN CAPITAL, LLC so elects, be instituted in the Supreme Court of the State of New York. County of Nassau of the United States District Court for the Eastern District of New York (the Acceptable Forum"), Borrower and Owner/Guarantor hereby represent and warrant that they have sufficient contracts with the State of New York as a result of the transactions by this agreement. Borrower and Owner/Guarantor agree that the Acceptable Forum arc convenient to them, and submits to the jurisdiction of the Acceptable Forum and waives any and all objections to jurisdiction or venue. Should said, proceeding be initiated in any other forum, Borrower and Owner/Guarantor waive any right to oppose any motion or application made by OLD MAIN CAPITAL, LLC to transfer such preceding to an Acceptable forum.

4.7	Survival of Representation, etc. All representations, warranties and covenants herein and in the Security Agreement and Guarantee shall survive the execution and delivery of this Agreement and the Security Agreement and Guarantee and shall continue in full force until all obligations under this Agreement and the Security Agreement and Guarantee shall have been satisfied in full and this Agreement and the Security Agreement and Guaranty shall have terminated.

4.8	Severability. In case any of the provisions in this Agreement or the Security Agreement and Guarantee is found to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of any other provision contained herein or therein shall not in any way be affected or impaired.

4.9	Entire Agreement. Any provision hereof and in the Security Agreement and Guarantee' prohibited by law shall be ineffective only to the extent of such prohibition without invalidating the remaining provisions hereof or thereof. The Agreement and the Security Agreement and Guarantee embody the entire; Agreement between Borrower, Owner/Guarantor and OLD MAIN CAPITAL, LLC and supersede all prior agreements and understandings relating to the subject matter hereof.

4.10	JURY TRIAL WAIVER. TO THE EXTENT PERMITTED BY APPLICABLE LAW. THE PARTIES HERETO WAIVE TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE TRANSACTIONS OF WHICH THIS AGREEMENT AND THE SECURITY AGREEMENT AND GUARANTY IS A PART OR THE ENFORCEMENT HEREOF OR THEREOF. THE PARTIES HERETO ACKNOWLEDGE THAT EACH MAKES THIS WAIVER KNOWINGLY, WILLINGLY AND VOLUNTARILY AND WITHOUT DURESS, AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH THEIR ATTORNEYS.

4.11	CLASS ACTION WAIVER. THE PARTIES HERETO WAIVE ANY RIGHT TO ASSERT ANY CLAIMS AGAINST THE OTHER PARTY AS A REPRESENTATIVE OR MEMBER IN ANY CLASS OR REPRESENTATIVE ACTION, EXCEPT WHERE SUCH WAIVER IS P'ROHIBITED BY LAW AGAINST PUBLIC POLICY. TO THE EXTENT ANY PARTY IS PERMITTED BY LAW OR COURT OF LAW TO PROCEED WITH A CLASS OR REPRESENTATIVE ACTION AGAINST ANOTHER PARTY. THE PARTIES HEREBY AGREE THAT:(1) THE PREVAILING PARTY SHALL NOT BE ENTITLED TO RECOVER ATTORNEYS' FEES OR COSTS ASSOCIATED WITH PURSUING THE CLASS OR REPRESENTATIVE ACTION (NOT WITHSTANDING ANY OTHER PROVISION IN THIS AGREEMENT OR THE SECURITY AGREEMENT AND GUARANTY); AND (2) THE PARTY WHO INITIATES OR PARTICIPATES AS A MEMBER OF THE CLASS WILL NOT SUBMIT A CLAIM OR OTHERWISE PARTICIPATE IN ANY RECOVERY SECURED THROUGH THE CLASS OR REPRESENTATIVE ACTION.

4.12	Facsimile and PDF Acceptance. Facsimile and PDF signatures shall be deemed acceptable for all purposes.

Agreement Date February 26, 2016

SECURITY AGREEMENT AND GUARANTY

BORROWER INFORMATION

Borrower (Business Name): EPIC STORES, LLC D/B/A Epic Thrift Stores

owner (Guarantor): Epic Stores Corp.,a Nevada Corporation

Type of entity: Limited Liability Company State of incorporation/organization: Nevada Date business started: 2011 Business Address: 20805 N 19th Avenue - Suite 2

City: Phoenix state: Arizona Zip: 85027 Federal#: 38-3955110

SECURITY AGREEMENT

Security interest To secure Borrower's payment and performance obligations to OLD MAIN CAPITAL, LLC' and its affiliates or participants under the Loan Agreement (the Loan Agreement"), Borrower hereby grants to OLD MAIN CAPITAL, LLC a security interest in (a) all accounts, chattel paper ,cash, deposit accounts, documents, equipment, general intangibles, inventory, inventory, or investment property, as those terms an: defined in Article 9 of the Uniform Commercial Code of the State of Virginia as amended (the "UCC"), now or hereafter owned or acquired by Borrower; and (b) all proceeds, as that term is defined in Article 9 of the UCC (a and b collectively the "Collateral"),

Cross-Collateral. To secure: Guarantor's payment and performance obligation. to OLD MAIN CAPITAL, LLC (and its participants) under this Security Agreement and Guaranty (the "Agreement"), Guarantor hereby agents OLD MAIN CAPITAL, LLC, and its affiliates, a security interest in (the "Additional Collateral"). Guarantor understands that OLD MAIN CAPITAL, LLC will have a security interest in the aforesaid Additional Collateral upon execution of this Agreement.

Borrower and Guarantor each acknowledge and agree that any security interest granted to OLD MAIN CAPITAL, LLC under any other agreement between Borrower or Guarantor and OLD MAIN CAPITAL, LLC (the "Cross-Collateral") will secure the obligations hereunder and under the Loan Agreement, Borrower and Guarantor each agree, to execute any documents to take any action in connection with this Agreement as OLD MAIN CAPITAL, LLC deem, necessary to perfect or maintain OLD MAIN CAPITAL, LLC's first priority security interest in 1hc Collateral. The Additional Collateral and the Cross-Collateral, including the execution of any account control agreements.

Borrower and Guarantor each hereby authorizes OLD MAIN CAPITAL, LLC co file any financing statements deemed necessary by OLD MAIN CAPITAL, LLC to perfect or maintain OLD MAIN CAPITAL, LLC's security interest, which financing statement may contain notification that Borrower and Guarantor have granted a negative pledge to OLD MAIN CAPITAL, LLC with, respect to the Collateral. The Additional Collateral and the Cross- Collateral, and that any subsequent lender or lienor may be tortiously interfering with OLD MAIN CAPITAL, LLC's rights. Borrower and Guarantor shall he liable for and OLD MAIN CAPITAL, LLC may charge and collect all costs and expenses. Including but not limited to attorney’s fees, which may be incurred by P'OWER UP in protecting, preserving and enforcing OLD MAIN CAPITAL, LLC’, security interest and rights.

Negative Pledge. Borrower and Guarantor each agrees not to create, incur, assume, or permit to exist , directly or indirectly, any additional cash advance, loans, lien on or with respect to any of the Colbrer.al , the Additional Collateral or the Cross-Collateral, as applicable without written permission of OLD MAIN CAPITAL, LLC.

Remedies. Upon any Event of Default, OLD MAIN CAPITAL, LLC may pursue any remedy available at law (including those available under the provisions of the UCC), or in equity to collect, enforce, or satisfy any obligations then owing, whether by acceleration or otherwise.

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GUARANTY

Personal Guaranty/Corporate Guaranty. The undersigned Guarantor {s) hereby unconditionally and absolutely guarantees to Old Main Capital, LLC and its affiliates, Borrower's payment and performance of all of the representations, warranties, covenants made by Borrower in this Agreement and the Loan Agreement, as each agreement may be renewed, amended. extended or otherwise modified (the "Guaranteed Obligations). Guarantor's obligations are continuing and are due (i) at the time of any breach by Borrower of any representation, warranty, or covenant made by Borrower in this Agreement and the Loan Agreement, and (ii) at the time Borrower admits its inability to pay its debts, or makes a general assignment for the benefit of creditor., or any proceeding shall be instituted by or against Borrower seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, or composition of it or its debts. This guaranty is a guaranty of payment and not collection.

Guarantor Waivers. In the event that Borrower fails to make a payment or perform any obligation when due under the Loan Agreement, OLD MAIN CAPITAL, LLC may enforce its rights under this Agreement without first seeking to obtain payment from Borrower, any other guarantor, or any Collateral, Additional Collateral or Cross-Collateral OLD MAIN CAPITAL, LLC may hold pursuant to this Agreement or any other guaranty.

Old Main Capital, LLC does not have to notify Guarantor of any of the following events and Guarantor will not be released from its obligations under this Agreement if it is not notified of: (i) Borrower's failure to pay timely any amount owed under the Loan Agreement; (ii) any adverse change in Borrower's financial condition or business;(iii) any sale or other disposition of any collateral securing the Guaranteed Obligations or any other guarantee of the Guaranteed Obligations; (iv) Old Main Capital LLC’s acceptance of this Agreement: and (v) any renewal, extension or other modification of the Loan Agreement or Borrower's other obligations to OLD MAIN CAPITAL, LLC. In addition, OLD MAIN CAPITAL, LLC may take any of the following actions without releasing Guarantor from any of its obligations under this Agreement: (i) renew, extend or otherwise modify the Loan Agreement or Borrower's other obligations to OLD MAIN CAPITAL, LLC; (ii) release Borrower from its obligations to OLD MAIN CAPITAL, LLC; (iii) sell, release, impair, waive or otherwise fail to realize upon any collateral securing the Guaranteed Obligation or any other guarantee of the Guaranteed Obligations; and (iv) foreclose on any collateral securing the Guaranteed Obligations or any other guarantee of the Guaranteed Obligations in a manner that impairs or precludes the right of Guarantor to obtain reimbursement for payment under this Agreement.

Until the loan Amount plus any accrued but unpaid interest and Borrower's other obligations to OLD MAIN CAPITAL, LLC under the Loan Agreement and this Agreement arc paid in full, Guarantor shall not seek reimbursement from Borrower or any other guarantor for any amounts paid by it under this Agreement. Guarantor permanently waives and shall not seek to exercise any of the following rights that it may have against Borrower, any other guarantor, or any collateral provided by Borrower or any other guarantor, for any amounts paid by it, or acts performed by it, under this Agreement: (i) subrogation ;(ii) reimbursement ;(iiil performance (iv) indemnification; or (v) contribution. In the event that OLD MAIN CAPITAL, LLC must return any amount paid by Borrower or any other guarantor of the Guaranteed Obligations because that person has become subject to a proceeding under the United States Bankruptcy Code or any similar law, Guarantor's obligations under this Agreement shall include that amount.

Guarantor Acknowledgement. Guarantor acknowledges that: (i) He/She/It understands the seriousness of the provisions of this Agreement; (ii) He/She/It has had a full opportunity to consult with counsel of his/her/it choice; and (iii) He/She/it has consulted with counsel of its choice: or has decided not to avail himself/herself/itself of that opportunity.

Joint and Several Liability. The obligations hereunder of the persons or entities constituting Guarantor under this Agreement are joint and several.

THE TERMS, DEFINITIONS, CONDITIONS AND INFORMATION SET FORTH IN THE LOAN AGREEMENT, INCLUDING THE "TERMS AND CONDITIONS", ARE HEREBY INCORPORATED IN AND MADE A PART OF THIS SECURITY AGREEMENT AND GUARANTY. CAPITALIZED TERMS NOT DEFINED IN THIS SECURITY AGREEMENT AND GUARANTY, SHALL HAVE THE MEANING SET FORTH IN THE LOAN AGREEMENT.

INCLUDING THE TERMS AND CONDITIONS.

BORROWER EPIC STORES, LLC D/B/A Epic Thrift Store /s/ Brian Davidson Brian Davidson, Managing Member	OWNER/GUARANTOR #1 EPIC STORES CORP. A Nevada Corporation /s/ Brian Davidson Driver’s License # D05846713 Mobile Phone # 702-351-2209	OLD MAIN CAPITAL, LLC /s/ Mark Rozeboom Mark Rozeboom, CEO

APPENDIX.A

NSF Charge	$ 50.00 ea	Up to FOUR TIMES ONLY before a default is declared
Rejected ACH	$100.00 ea	When the borrower directs the bank to reject our Debit ACH which 5hall constitute a default
Bank Default Charge	$ 2,500.00	As specifically Set forth in the loan agreement ,
Default Charge	$5,000.00	As specifically Set forth in the loan agreement.

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